Filed Pursuant to Rule 424(b)(7)
Registration No: 333-173271

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 8, 2011)

8,081,542 Shares

Primerica, Inc.

Common Stock

$22.29 per share

Citigroup Insurance Holding Corporation, a wholly owned subsidiary of Citigroup Inc., is selling 8,081,542 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock being offered hereby.

Immediately following completion of this offering, Citigroup Insurance Holding Corporation will not beneficially own any shares of our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “PRI.” The last reported sale price of our common stock on the NYSE on December 13, 2011 was $22.29.

Investing in our common stock involves a high degree of risk. See the sections entitled “Risk Factors” on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$22.290000	$180,137,571
Underwriting discount	$0.612975	$4,953,783
Proceeds to the selling stockholder	$21.677025	$175,183,788

The underwriters expect to credit securities entitlements with respect to the shares in book-entry form through the facilities of The Depository Trust Company to the accounts of its participants, against payment in New York, New York on December 19, 2011.

Citigroup

Prospectus Supplement dated December 13, 2011

Prospectus Supplement

The states in which our insurance subsidiaries are domiciled have laws which require regulatory approval for the acquisition of “control” of insurance companies. Under these laws, there exists a presumption of “control” when an acquiring party acquires 10% or more of the voting securities of an insurance company or of a company which itself controls an insurance company. Therefore, any person acquiring 10% or more of our outstanding common stock would need the prior approval of the state insurance regulators of these states or a determination from such regulators that “control” has not been acquired.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we, nor the selling stockholder or the underwriters, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of Primerica, the selling stockholder or the underwriters is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

None of Warburg Pincus & Co., Warburg Pincus LLC or any of their affiliates is making this offer, and none of them is responsible for the accuracy of any information in this prospectus supplement.

Except as otherwise indicated or unless the context requires, as used in this prospectus supplement: (i) references to “Primerica,” “we,” “us” and “our” refer to Primerica, Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) references to “Citi” refer to Citigroup Inc. and its subsidiaries; and (iii) references to “Warburg Pincus” refer collectively to Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all the information you should consider before purchasing our securities. You should read in their entirety this prospectus supplement, the accompanying prospectus and any other offering materials, together with the additional information described under the sections entitled “Where You Can Find More Information” on page S-18 of this prospectus supplement and page 23 of the accompanying prospectus.

Our Company

We are a leading distributor of financial products to middle income households in the United States and Canada with approximately 92,000 licensed sales representatives at September 30, 2011. We assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities and other financial products, which we distribute primarily on behalf of third parties. We insured more than 4.3 million lives and approximately two million clients maintained investment accounts with us at September 30, 2011. Our distribution model uniquely positions us to reach underserved middle income consumers in a cost effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle income families by helping them make informed financial decisions and providing them with a strategy and means to gain financial independence. Our distribution model is designed to:

Address our clients’ financial needs:    Our sales representatives use our proprietary financial needs analysis tool and an educational approach to demonstrate how our products can assist clients to provide financial protection for their families, save for their retirement and manage their debt. Typically, our clients are the friends, family members and personal acquaintances of our sales representatives. Meetings are generally held in informal, face-to-face settings, usually in the clients’ own homes.

Provide a business opportunity:    We provide an entrepreneurial business opportunity for individuals to distribute our financial products. Low entry costs and the ability to begin part-time allow our recruits to supplement their income by starting their own independent businesses without incurring significant start-up costs or leaving their current jobs. Our unique compensation structure, technology, training and back-office processing are designed to enable our sales representatives to successfully grow their independent businesses.

We were the largest provider of individual term life insurance in the United States in 2010 (the latest period for which information is available) based on the amount of in-force premiums collected, according to LIMRA International, an independent market research organization. In 2010 and for the nine months ended September 30, 2011, we issued new term life insurance policies with more than $74 billion and $54 billion, respectively, of aggregate face value and sold approximately $3.62 billion and $3.31 billion, respectively, of investment and savings products.

Effective December 31, 2011, we will cease offering debt consolidation/refinance and purchase money mortgage loans in the United States, which we do not expect to have a material effect on our business, financial condition or results of operations.

The Transactions

Prior to April 2010, we were a wholly owned indirect subsidiary of Citigroup Inc. In April 2010, we completed a reorganization of our business and Citi completed an initial public offering of 24,564,000 shares of our common stock and a private sale to Warburg Pincus of 16,412,440 shares of our common stock and warrants to purchase from us 4,103,110 shares of our common stock at an exercise price of $18.00 per share. In this prospectus supplement, we refer to the series of transactions that occurred in connection with our initial public offering, including a corporate reorganization, certain reinsurance transactions, certain concurrent transactions, and a private sale by Citi to Warburg Pincus of our common stock and warrants, as the “Transactions.”

In April 2011, Citi sold 12,000,000 shares of our common stock in a public offering. In November 2011, we repurchased 8,920,606 shares of our common stock from Citi, and we subsequently retired those shares. Following those transactions, Citigroup Insurance Holding Corporation beneficially owned 8,081,542 shares of our common stock, or approximately 12.5% of our outstanding common stock.

Our principal executive offices are located at 3120 Breckinridge Blvd., Duluth, Georgia 30099, and our telephone number is (770) 381-1000. Our website address is www.primerica.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our securities.

The Offering

Common stock to be sold by Citigroup Insurance Holding Corporation in this offering	8,081,542 shares (approximately 12.5% of our outstanding common stock)

Common stock to be held by Citigroup Insurance Holding Corporation after this offering	None

Common stock outstanding	64,883,208 shares

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock being offered hereby.

Trading symbol	Our common stock is listed on the NYSE under the trading symbol “PRI.”

Throughout this prospectus supplement, unless otherwise indicated, all references to the number and percentage of shares of common stock outstanding exclude:

•	4,103,110 shares of our common stock issuable upon the exercise of outstanding warrants held by Warburg Pincus at an exercise price of $18.00 per share; and

•	3,062,302 shares issuable upon the vesting of outstanding restricted stock units.

Conflicts of Interest

Prior to this offering we have had, and after this offering we will continue to have, certain commercial and contractual arrangements with affiliates of Citi, the selling stockholder. In addition, Citigroup Global Markets Inc., the sole book-running manager of this offering, is a wholly owned subsidiary of Citigroup Inc. The selling stockholder will receive all of the net proceeds of this offering. Because an affiliate of Citigroup Global Markets Inc. will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, and it beneficially owns more than 10% of our outstanding common stock prior to the closing of this offering, this offering is being conducted in compliance with Financial Industry Regulatory Authority Rule 5121 and in reliance on Rule 5121(A)(1)(B). Citigroup Global Markets Inc. has advised us and the selling stockholder that it does not intend to make sales to discretionary accounts. See the sections entitled “Use of Proceeds” and “Underwriting” beginning on pages S-9 and S-13, respectively, of this prospectus supplement.

SUMMARY FINANCIAL AND OPERATING DATA

The summary statements of income data for the nine months ended September 30, 2011 and 2010 and for the years ended December 31, 2010, 2009 and 2008 and the summary balance sheet data as of September 30, 2011 presented below have been derived from our unaudited condensed and audited financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 (the “Third Quarter 2011 Quarterly Report”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Annual Report”), each of which is incorporated by reference into the accompanying prospectus. In the opinion of management, the unaudited condensed financial statements incorporated by reference into the accompanying prospectus have been prepared on substantially the same basis as the audited financial statements so incorporated and reflect all normal and recurring adjustments necessary for a fair statement of the information for the periods presented.

All financial data presented in this prospectus supplement have been prepared using U.S. generally accepted accounting principles. The summary statements of income data for periods prior to the Transactions may not be indicative of the revenues and expenses that would have existed or resulted if we had operated independently of Citi. The summary financial data are not necessarily indicative of the financial position or results of operations as of any future date or for any future period.

The unaudited summary pro forma statement of income data for the nine months ended September 30, 2010 and for the year ended December 31, 2010 have been derived from our unaudited condensed and audited financial statements included in the Third Quarter 2011 Quarterly Report and the 2010 Annual Report, each of which is incorporated by reference into the accompanying prospectus, and give effect to the Transactions as if they had occurred on January 1, 2010. The unaudited summary pro forma statement of income data are based on available information and assumptions that we believe are reasonable. The unaudited summary pro forma statement of income data are not necessarily indicative of the results of future operations or actual results that would have been achieved had the Transactions occurred on January 1, 2010.

The Transactions have resulted, and will continue to result, in financial performance that is materially different from that achieved prior to the Transactions. Due to the timing of the Transactions and their impact on our financial position and results of operations, year-over-year comparisons of our financial position and results of operations will reflect significant non-comparable accounting transactions and account balances.

You should read the following summary financial and operating data in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed financial statements included in the Third Quarter 2011 Quarterly Report and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements included in the 2010 Annual Report. Each of the Third Quarter 2011 Quarterly Report and the 2010 Annual Report is incorporated by reference into the accompanying prospectus.

	Pro Forma		Actual
	Nine months ended September 30,	Year ended December 31,	Nine months ended September 30,		Year ended December 31,
	2010(1)	2010(1)	2011(1)	2010(1)	2010	2009	2008(2)
	(In thousands)
Statements of income data

Revenues:
Direct premiums	$1,632,744	$2,181,074	$1,673,689	$1,632,744	$2,181,074	$2,112,781	$2,092,792
Ceded premiums	(1,328,714)	(1,746,695)	(1,283,445)	(1,032,386)	(1,450,367)	(610,754)	(629,074)

Net premiums	304,030	434,379	390,244	600,358	730,707	1,502,027	1,463,718
Commissions and fees	274,652	382,940	315,697	274,652	382,940	335,986	466,484
Net investment income	83,688	110,376	82,958	138,423	165,111	351,326	314,035
Realized investment gains (losses), including other-than-temporary impairments	32,445	34,145	2,184	32,445	34,145	(21,970)	(103,480)
Other, net	36,598	48,960	36,155	36,598	48,960	53,032	56,187

Total revenues	731,413	1,010,800	827,238	1,082,476	1,361,863	2,220,401	2,196,944

	Pro Forma		Actual
	Nine months ended September 30,	Year ended December 31,	Nine months ended September 30,		Year ended December 31,
	2010(1)	2010(1)	2011(1)	2010(1)	2010	2009	2008(2)
	(Dollars in thousands, except as noted)
Benefits and expenses:
Benefits and claims	137,466	189,499	179,008	265,670	317,703	600,273	938,370
Amortization of deferred policy acquisition costs	67,110	96,646	83,473	138,499	168,035	381,291	144,490
Sales commissions	129,657	179,924	147,490	129,657	179,924	162,756	248,020
Insurance expenses	33,533	49,420	44,171	59,616	75,503	148,760	141,331
Insurance commissions	14,032	18,235	14,128	15,701	19,904	34,388	23,932
Interest expense	20,833	27,809	20,995	13,896	20,872	—	—
Goodwill impairment	—	—	—	—	—	—	194,992
Other operating expenses	143,893	183,855	124,816	140,817	180,779	132,978	152,773

Total benefits and expenses	546,524	745,388	614,081	763,856	962,720	1,460,446	1,843,908

Income before income taxes	184,889	265,412	213,157	318,620	399,143	759,955	353,036
Income taxes	65,996	94,002	76,066	113,731	141,365	265,366	185,354

Net income	$118,893	$171,410	$137,091	$204,889	$257,778	$494,589	$167,682

Segment data
Revenues:
Term Life Insurance	$326,833	$463,901	$410,316	$671,500	$808,568	$1,742,065	$1,673,022
Investment and Savings Products	258,785	361,807	302,918	258,785	361,807	300,140	386,508
Corporate and Other Distributed Products	145,795	185,092	114,004	152,191	191,488	178,196	137,414

Segment income (loss) before income taxes:
Term Life Insurance	$126,910	$178,910	$151,517	$247,044	$299,044	$659,012	$511,819
Investment and Savings Products	78,760	113,530	88,255	78,760	113,530	93,404	125,164
Corporate and Other Distributed Products	(20,781)	(27,028)	(26,615)	(7,184)	(13,431)	7,539	(283,947)

Operating data
Number of new recruits			201,025	181,508	231,390	221,920	235,125
Number of newly life-insurance licensed sales representatives			25,540	26,683	34,488	37,629	39,383
Average number of life-insurance licensed sales representatives during period			92,031	97,221	96,840	100,569	99,361
Number of life-insurance licensed sales representatives, end of period			91,970	96,872	94,850	99,785	100,651
Number of term life insurance policies issued			176,174	167,224	223,514	233,837	241,173
Client asset values, end of period (in millions)			$31,623	$32,600	$34,869	$31,303	$24,677

As of September 30, 2011(1)
(In thousands)
Balance sheet data
Investments	$2,165,845
Cash and cash equivalents	154,027
Due from reinsurers	3,819,738
Deferred policy acquisition costs	1,004,545
Total assets	10,007,507
Future policy benefits	4,557,535
Note payable	300,000
Total liabilities	8,435,874
Stockholders’ equity	1,571,633

(1)	Unaudited
(2)	Includes a $191.7 million pre-tax charge due to a change in our deferred policy acquisition costs and reserve estimation approach implemented as of December 31, 2008.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, before deciding whether to invest in our common stock, you should carefully consider the risk factors and the discussion of risks contained in the 2010 Annual Report, as amended and supplemented by those described in Item 8.01 to our Current Report on Form 8-K dated April 12, 2011 and as disclosed under the section entitled “Risk Factors” in Exhibit 99.1 thereto, and in the Third Quarter 2011 Quarterly Report. See the section entitled “Where You Can Find More Information” on page S-18 of this prospectus supplement and page 23 of the accompanying prospectus. If any of these risks actually materializes, our business, financial condition and results of operations could be materially adversely affected. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus supplement and the accompanying prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries are also forward-looking statements. The forward-looking statements contained in this prospectus supplement are based upon information available to us on the date of this prospectus supplement. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described in the section entitled “Risk Factors” in the accompanying prospectus and our reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other prospectus supplement.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties include, among others:

•	our failure to continue to attract and license new recruits, retain sales representatives, or license or maintain the licensing of our sales representatives;

•	changes to the independent contractor status of our sales representatives;

•	our or our sales representatives’ violation of, or non-compliance with, laws and regulations;

•	our or our sales representatives’ failure to protect the confidentiality of client information;

•	differences between our actual experience and our expectations regarding mortality, persistency, expenses and investment yields as reflected in the pricing for our insurance policies;

•	the occurrence of a catastrophic event that causes a large number of premature deaths of our insureds;

•

changes in, or non-compliance with, federal and state legislation and regulation, including The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other legislation or regulation that affects our insurance, investment product and loan businesses;

•	our failure to meet risk-based capital standards or other minimum capital and surplus requirements;

•	a downgrade or potential downgrade in our insurance subsidiaries’ financial strength ratings;

•	the effects of credit deterioration and interest rate fluctuations on our invested asset portfolio;

•	incorrectly valuing our investments;

•	inadequate or unaffordable reinsurance or the failure of our reinsurers to perform their obligations;

•	changes in accounting for deferred policy acquisition costs of insurance entities and other changes in accounting standards;

•	the failure of our investment products to remain competitive with other investment options;

•	heightened standards of conduct or more stringent licensing requirements for our sales representatives;

•	inadequate policies and procedures regarding suitability review of client transactions;

•	the failure of, or legal challenges to, the support tools we provide to our sales force;

•	the inability of our subsidiaries to pay dividends or make distributions;

•	the effects of a delay in the recovery of the U.S. and Canadian economies;

•	our ability to generate and maintain a sufficient amount of capital;

•	our non-compliance with the covenants of our $300.0 million note payable to Citi, which is due March 31, 2015 and bears interest at an annual rate of 5.5%;

•	legal and regulatory investigations and actions concerning us or our sales representatives;

•	the competitive environment;

•	the loss of key personnel;

•	the failure of our information technology systems, breach of our information security or failure of our business continuity plan;

•	fluctuations in Canadian currency exchange rates;

•	conflicts of interests due to Warburg Pincus’ significant interest in us; and

•	substantial fluctuation in the price of our common stock, the future sale of our common stock or the perception that such a sale could occur.

Developments in any of these areas could cause actual results to differ materially from those anticipated or projected or cause a significant reduction in the market price of our common stock.

The foregoing list of risks and uncertainties may not contain all of the risks and uncertainties that could affect us. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Accordingly, undue reliance should not be placed on these statements. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock being offered hereby. All of the net proceeds from this offering will be received by Citi.

PRICE RANGE OF COMMON STOCK

Our common stock is principally traded on the NYSE under the trading symbol “PRI.” The quarterly high and low sales prices for our common stock, as reported on the NYSE for the periods since our initial public offering on April 1, 2010, as well as dividends paid per quarter were as follows:

	High	Low	Dividends
2011
4th quarter (through December 13, 2011)	$23.85	$20.36	$0.03
3rd quarter	22.45	18.72	0.03
2nd quarter	25.64	19.94	0.03
1st quarter	26.20	24.18	0.01

2010
4th quarter	$25.48	$20.30	$0.01
3rd quarter	23.78	19.74	0.01
2nd quarter	25.89	18.61	n/a

On December 13, 2011, the last reported sale price of our common stock on the NYSE was $22.29 per share. As of November 30, 2011, we had 33 holders of record of our common stock.

CERTAIN RECENT LEGAL AND REGULATORY MATTERS

Florida Retirement System Benefit Plan Litigation

On December 1, 2011, a complaint was filed in the Miami-Dade County Circuit Court against us, our subsidiary, PFS Investments Inc., and one of its registered representatives seeking unspecified damages arising from the allegation that our representative improperly recommended that the claimant transfer her retirement benefits from the Florida Retirement System’s defined benefit plan to its defined contribution plan. We believe we have meritorious defenses to the claims asserted against us in this matter, and, unless otherwise resolved, we intend to defend ourselves vigorously against these claims. In view of the inherent difficulty in predicting the outcome of legal proceedings, particularly where, as here, the claimant seeks unspecified damages and the matter is in a very early stage without any discovery having taken place, we cannot state with confidence what the eventual outcome, or the timing of the ultimate resolution, of this matter will be or what the eventual loss or liability, if any, may be in respect of this matter. We believe, however, based upon our current knowledge, after consultation with counsel, that this proceeding should not have a material adverse effect on our business, financial condition or results of operations.

The lawyer representing the claimant in this matter has informed us that he intends to pursue similar claims on behalf of other potential claimants, and we are currently exploring opportunities to settle the pending claim and such other similar claims. We could incur significant costs and liabilities defending and/or settling these claims, and we are unable at this early stage to assess with confidence what effect, if any, the ultimate resolution of these claims will have on our business, financial condition or results of operations.

Social Security Death Master File Inquiry

As previously disclosed, the New York State Department of Financial Services (the “NYSDFS”) sent industry-wide inquiries to insurers, including to our subsidiary, National Benefit Life Insurance Company (“NBLIC”), instructing them to cross-check the U.S. Social Security Administration’s Death Master File (the “Death Master File”) against their records and report their findings to the NYSDFS. NBLIC has filed reports in response to the inquiry. In accordance with Massachusetts Division of Insurance best practices, our Primerica Life Insurance Company subsidiary (“PLIC”), a Massachusetts domestic insurer, is cross-checking the Death Master File and is continuing to review such information. PLIC is in the process of contacting the beneficiaries of its insureds who are listed in the Death Master File and who have not previously submitted death claims or previously been contacted, and we expect a number of these beneficiaries to receive payment under our policies. At this time, we cannot reasonably estimate the amount of such payments, but we do not expect them to have a material adverse effect on our business, financial condition or results of operations.

CAPITALIZATION

The information presented below should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed financial statements included in the Third Quarter 2011 Quarterly Report and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements included in the 2010 Annual Report, each of which are incorporated by reference into the accompanying prospectus. Set forth below are our cash and cash equivalents and our capitalization as of September 30, 2011.

As of September 30, 2011
(In thousands)
Cash and cash equivalents	$154,027

Long-term debt:
Note payable	$300,000

Stockholders’ equity: (1)
Common stock of $0.01 par value. Authorized — 500,000 shares; issued and outstanding — 73,740 shares	737
Paid-in capital	898,945
Retained earnings	526,847
Accumulated other comprehensive income, net of tax	145,104

Total stockholders’ equity	1,571,633

Total capitalization	$1,871,633

(1)	In November 2011, we repurchased 8,920,606 million shares of our common stock from Citi and subsequently retired such shares. We funded the repurchase through a cash dividend received from PLIC of $200.0 million. The dividend was funded through the sale of invested assets and available cash.

SELLING STOCKHOLDER

Citigroup Insurance Holding Corporation, a wholly owned subsidiary of Citigroup Inc., whose principal offices are located at 399 Park Avenue, New York, NY 10022, is the sole selling stockholder in this offering. Prior to this offering, Citigroup Insurance Holding Corporation beneficially owned approximately 12.5% of our outstanding common stock. Immediately following completion of this offering, Citigroup Insurance Holding Corporation will not beneficially own any shares of our common stock.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole book-running manager of this offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the selling stockholder has agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	7,677,465
KKR Capital Markets LLC	404,077

Total	8,081,542

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $0.367785 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representative has advised us and the selling stockholder that the underwriters do not intend to make sales to discretionary accounts.

We and our executive officers and directors have agreed that, subject to certain exceptions, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our common stock is listed on the NYSE under the trading symbol “PRI.”

The following table shows the underwriting discounts and commissions that the selling stockholder will pay to the underwriters in connection with this offering.

Per share	$0.612975
Total	$4,953,783

In the Intercompany Agreement that we entered into with Citi on April 7, 2010, we agreed with Citi that, for a period of two years following our initial public offering, Citi would have the right of first offer to provide us, on a non-exclusive basis, any financial or advisory service it did not provide to us at the time of the agreement, at prevailing market rates, terms and conditions at the time of the offer, including investment banking and underwriting services. Citi would not have a right of first offer to provide us financial or advisory services if Citi did not provide such services to third parties in the ordinary course, or otherwise with such frequency as is customary in the market for such services, or if we made a good faith determination that Citi would be unable to provide the services with an equal or greater level of quality as a third party could provide. See “Related Party

Transactions — Transactions with Citi in Connection with Our Initial Public Offering — Intercompany Agreement,” included in our Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2011, which is incorporated by reference into the accompanying prospectus.

In connection with this offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in this offering.

•	Covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

•	To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), relating to losses or claims resulting from material misstatements in or omissions from the registration statement of which this prospectus supplement forms a part. The selling stockholder has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, relating to losses or claims resulting from material misstatements in or omissions from information furnished to us by or on behalf of the selling stockholder for inclusion in the registration statement of which this prospectus supplement is a part. The selling stockholder has also agreed that, in the event that our indemnity is unavailable or insufficient to hold harmless any underwriter, it will indemnify the underwriter to the extent of such unavailability or insufficiency up to an amount not exceeding the gross proceeds from this offering. We and the selling stockholder have also agreed that in the event that our indemnities are unavailable or insufficient to hold harmless the underwriters, we and the selling stockholder will contribute to the aggregate liabilities to which the underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by us and the selling stockholder, on the one hand, and the underwriters, on the other hand, from this offering; provided, that if such allocation is unavailable, we and the selling stockholder will contribute in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of us and the selling stockholder, on the one hand, and of the underwriters, on the other hand, in connection with the misstatements or omissions that resulted in the underwriters’ liabilities, as well as any other equitable consideration.

Conflicts of Interest

Because an affiliate of Citigroup Global Markets Inc. will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, and it beneficially owns more than 10% of our outstanding common stock prior to the closing of this offering, this offering is being conducted in compliance with Financial Industry Regulatory Authority Rule 5121 and in reliance on Rule 5121(A)(1)(B). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as the shares have a “bona fide independent market” (as such terms are defined in Rule 5121). Citigroup Global Markets Inc. has advised us and the selling stockholder that it does not intend to make sales to discretionary accounts.

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement and the accompanying prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of shares described in this prospectus supplement and the accompanying prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The selling stockholder has not authorized and does not authorize the making of any offer of shares through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the selling stockholder or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d)of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement and the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

Neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement and the accompanying prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Primerica.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC pursuant to which the common stock is being offered by this prospectus supplement and the accompanying prospectus. Neither this prospectus supplement nor the accompanying prospectus contains all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection as described above.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of this offering will automatically be deemed to update and supersede this information.

We incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (and exhibits filed under Item 9.01 of Form 8-K relating to such information), which is not deemed filed and which is not incorporated by reference into this prospectus supplement or the accompanying prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

Attention: Investor Relations

(770) 381-1000

You may also access the documents incorporated by reference into this prospectus supplement and the accompanying prospectus through our website at www.primerica.com. This reference to our website is an inactive textual reference only and is not a hyperlink. Except for these specific incorporated documents, the contents of our website are not part of this prospectus supplement or the accompanying prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

PROSPECTUS

PRIMERICA, INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE CONTRACTS

PURCHASE UNITS

We may offer and sell, from time to time in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price not exceeding $1,000,000,000 on terms to be determined at the time of offering. The selling stockholders may also offer and sell, from time to time, up to 49,517,698 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement in their entirety before you make your investment decision.

We or the selling stockholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by the selling stockholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “PRI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

April 8, 2011

The states in which our insurance subsidiaries are domiciled have laws which require regulatory approval for the acquisition of “control” of insurance companies. Under these laws, there exists a presumption of “control” when an acquiring party acquires 10% or more of the voting securities of an insurance company or of a company which itself controls an insurance company. Therefore, any person acquiring 10% or more of our outstanding common stock would need the prior approval of the state insurance regulators of these states or a determination from such regulators that “control” has not been acquired.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $1,000,000,000. In addition, certain of our stockholders may offer from time to time, in one or more offerings, up to 49,517,698 shares of our common stock.

This prospectus only provides you with a general description of the securities we and the selling stockholders may offer. Each time we or any selling stockholder sells securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read in their entirety both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the section entitled “Where You Can Find More Information” beginning on page 23 of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

As used in this prospectus: (i) references to “Primerica,” “we,” “us” and “our” refer to Primerica, Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) references to “Citi” refer to Citigroup Inc. and its subsidiaries; and (iii) references to “Warburg Pincus” refer, collectively, to Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.

ii

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before purchasing our securities. You should read in their entirety this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under the section entitled “Where You Can Find More Information” beginning on page 23 of this prospectus.

Our Company

We are a leading distributor of financial products to middle income households in the United States and Canada with approximately 95,000 licensed sales representatives at December 31, 2010. We assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities and other financial products, which we distribute primarily on behalf of third parties. We insured more than 4.3 million lives and more than two million clients maintained investment accounts with us at December 31, 2010. Our distribution model uniquely positions us to reach underserved middle income consumers in a cost effective manner and has proven itself in both favorable and challenging economic environments.

Our principal executive offices are located at 3120 Breckinridge Blvd., Duluth, Georgia 30099, and our telephone number is (770) 381-1000. Our website address is www.primerica.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Conflicts of Interest

We have numerous commercial and contractual arrangements with Citi, our former parent company. In addition, Citigroup Global Markets Inc., which may serve as an underwriter of one or more offerings of securities pursuant to this prospectus, is a wholly owned subsidiary of Citigroup Inc. Please see “Risk Factors — Risks Related to Our Relationships with Citi and Warburg Pincus,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Annual Report”), which is incorporated by reference into this prospectus, and additional information that may be set forth in the “Underwriting” section of any applicable prospectus supplement or pricing supplement. If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in the 2010 Annual Report, which is incorporated by reference into this prospectus, the risk factors described under the section entitled “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. If any of the foregoing risks actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The foregoing risks are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects. See the section entitled “Where You Can Find More Information” beginning on page 23 of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness or stock repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

We will not receive any proceeds in the event that securities are sold by a selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our consolidated ratio of earnings to fixed charges. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated and combined financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the 2010 Annual Report, which is incorporated by reference into this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	14.0x	61.8x	26.0x	64.2x	60.8x

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation and bylaws and relevant sections of the Delaware General Corporation Law (the “DGCL”), and is only a summary. You should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, composed of a series of voting common stock and a series of non-voting common stock, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of April 1, 2011, we had 73,759,838 shares of voting common stock outstanding and no shares of non-voting common stock or preferred stock outstanding.

Common Stock. Holders of our voting common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our non-voting common stock are not entitled to vote on any matter, except as required by law or to amend, alter or repeal the provisions of the certificate of incorporation providing for the preferences, limitations and rights of the non-voting common stock. Holders of our voting common stock and non-voting common stock rank equally with respect to payment of dividends, as may be declared by our board of directors out of funds legally available for the payment of those dividends. Upon the liquidation, dissolution or winding up of our company, the holders of our voting common stock and non-voting common stock will rank equally and will be entitled to receive their ratable share of our net assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our voting common stock and non-voting common stock have no preemptive, subscription or redemption rights. The outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock. Our board of directors has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Registration Rights

We have entered into a Registration Rights Agreement with Citi and Warburg Pincus, dated April 7, 2010 (the “Registration Rights Agreement”), pursuant to which we granted to Citi and Warburg Pincus certain demand and piggyback registration rights with respect to the shares of common stock owned by them. For a description of these rights, see “Related Party Transactions — Transactions with Citi in Connection with Our Initial Public Offering — Registration Rights Agreement with Citi and Warburg Pincus” and “Related Party Transactions — Transactions with Warburg Pincus in Connection with the Securities Purchase Agreement,” included in our Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2011 (the “2011 Proxy Statement”), which is incorporated by reference into this prospectus.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and of Delaware Law

The rights of our stockholders and related matters are governed by the DGCL, our certificate of incorporation and bylaws, certain provisions of which may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest by means of a tender offer or proxy contest or removal of our incumbent officers or directors. These provisions may also adversely affect prevailing market prices for our common stock. However, we believe that the benefits of this increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is classified with approximately one-third elected each year. The number of directors will be fixed from time to time by a majority of the total number of directors which we would have at the time such number is fixed if there were no vacancies. The directors are divided into three classes, designated class I, class II and class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. At each annual meeting of stockholders beginning in 2011, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned by the board of directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

We have agreed with Warburg Pincus that, subject to the terms of our certificate of incorporation, our board of directors will consist of no more than nine members, of which not more than one director will be nominated by Citi and not more than two directors will be our officers or employees. In addition, Warburg Pincus is entitled to nominate two directors to serve on our board of directors. See also “Related Party Transactions — Transactions with Warburg Pincus in Connection with the Securities Purchase Agreement — Board Rights” and “Related Party Transactions — Transactions with Citi in Connection with Our Initial Public Offering,” included in the 2011 Proxy Statement, which is incorporated by reference into this prospectus.

For so long as Warburg Pincus’ Investor Ownership Percentage (as defined in the Securities Purchase Agreement among Citi, Primerica and Warburg Pincus, dated February 8, 2010 (the “Securities Purchase Agreement”)) is at least 7.5%, Citi will be obligated to vote for Warburg Pincus’ nominees to our board of directors pursuant to the Securities Purchase Agreement.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation permits stockholders to take action by the written consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, stockholders will only be able to take action at an annual or special meeting called in accordance with our bylaws.

Our bylaws provide that special meetings of stockholders may only be called by:

•	the chairman of the board;

•	either of the co-chief executive officers;

•

by request in writing of the board of directors or of a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings; or

•	the holders of a majority of the outstanding shares of our common stock, in the event that Citi continues to own such a majority.

Advance Notice Requirements for Stockholder Proposals Related to Director Nominations

Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Stockholder nominations for the election of directors at a special meeting at which directors are elected must be received by our corporate secretary no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

A stockholders’ notice to our corporate secretary must be in proper written form and must set forth some information related to the stockholder giving the notice and to the beneficial owner, if any, on whose behalf the nomination is being made, including:

•	the name and record address of that stockholder;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that stockholder;

•	a description of all arrangements or understandings between that stockholder and any other person in connection with the nomination and any material interest of that stockholder in the nomination;

•	information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring that nomination before the meeting; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to the Exchange Act;

and, as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business and residence address, and the principal occupation and employment of the person;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by the person;

•	information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to the Exchange Act.

The stockholder providing the notice is required to update and supplement such notice as of the record date of the meeting.

However, for so long as Warburg Pincus’ Investor Ownership Percentage is at least 7.5%, Citi will be obligated to vote for Warburg Pincus’ nominees to our board of directors pursuant to the Securities Purchase

Agreement. See “Related Party Transactions — Transactions with Warburg Pincus in Connection with the Securities Purchase Agreement — Board Rights,” included in the 2011 Proxy Statement, which is incorporated by reference into this prospectus.

Advance Notice Requirements for Other Stockholder Proposals

Our bylaws contain advance notice procedures with regard to stockholder proposals not related to nominations. These notice procedures, in the case of an annual meeting of stockholders, mirror the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary. In the case of a special meeting, notice of other stockholder proposals must be received by our corporate secretary not less than 90 days prior to the date that meeting is proposed to be held.

A stockholders’ notice to our corporate secretary must be in proper written form and must set forth, as to each matter that the stockholder proposes to bring before the meeting:

•	a description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the name and record address of that stockholder and of the beneficial owner, if any;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that stockholder or by the beneficial owner, if any;

•

a description of all arrangements or understandings between that stockholder or any beneficial owner and any other person in connection with the proposal of that business and any material interest of that stockholder in that business;

•	information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring that business before the meeting; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act.

The stockholder providing the notice is required to update and supplement such notice as of the record date of the meeting.

Anti-Takeover Legislation

As a Delaware corporation, we are subject to the restrictions under Section 203 of the DGCL (“Section 203”) regarding corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (i) shares owned by persons who are directors and also officers of the corporation and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not wholly owned by the interested stockholder.

In this context, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status owned, 15% or more of a corporation’s outstanding voting stock.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203. However, subject to certain restrictions, we may elect to “opt out” of Section 203 by an amendment to our certificate of incorporation or bylaws. In the Securities Purchase Agreement, we have agreed to take all action necessary so that the limitations on business combinations prescribed by Section 203 of the DGCL are not applicable to Warburg Pincus or any permitted transferee that receives at least 10% of our outstanding common stock.

Undesignated Preferred Stock

The authority possessed by our board of directors to issue preferred stock with voting or other rights or preferences could be potentially used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The provision in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Insurance Regulations Concerning Change of Control

Many state insurance regulatory laws intended primarily for the protection of policyholders contain provisions that require advance approval by state agencies of any change in control of an insurance company or insurance holding company that is domiciled or, in some cases, having such substantial business that it is deemed to be commercially domiciled in that state. Moreover, under Canadian federal insurance law, the consent of the Minister of Finance is required in order for anyone to acquire direct or indirect control, including control in fact, of an insurance company, or to acquire, directly or through any controlled entity or entities, a significant interest (i.e., more than 10%) of any class of its shares.

Certificate of Incorporation Provision Relating to Corporate Opportunities and Interested Directors

In order to address potential conflicts of interest between us and Citi, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve Citi and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with Citi. In general, these provisions recognize that we and Citi may engage in the same or similar business activities and lines of business (subject to the provisions of the intercompany agreement we entered into with Citi in connection with our initial public offering), have an interest in the same areas of corporate opportunities and that we and Citi will continue to have contractual and business relations with each other, including officers and directors of Citi serving as our directors.

Our certificate of incorporation provides that, subject to any contractual provision to the contrary, Citi will have no duty to refrain from:

•	engaging in the same or similar business activities or lines of business as us;

•	doing business with any of our clients; or

•	employing or otherwise engaging any of our officers or employees.

Under our certificate of incorporation, neither Citi nor any officer or director of Citi, except as described in the following paragraph, will be liable to us or our stockholders for breach of any fiduciary duty by reason of any such activities. Our certificate of incorporation provides that Citi is not under any duty to present any corporate opportunity to us which may be a corporate opportunity for Citi and us, and Citi will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that Citi pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us.

When one of our directors or officers who is also a director or officer of Citi learns of a potential transaction or matter that may be a corporate opportunity for both us and Citi, the certificate of incorporation provides that the director or officer:

•	will have fully satisfied his or her fiduciary duties to us and our stockholders with respect to that corporate opportunity;

•	will not be liable to us or our stockholders for breach of fiduciary duty by reason of Citi’s actions with respect to that corporate opportunity;

•	will be deemed to have acted in good faith and in a manner he or she believed to be in, and not opposed to, our best interests for purposes of our certificate of incorporation; and

•

will be deemed not to have breached his or her duty of loyalty to us or our stockholders and not to have derived an improper personal benefit therefrom for purposes of our certificate of incorporation;

if he or she acts in good faith in a manner consistent with the following policy:

•

a corporate opportunity offered to any of our officers who is also a director but not an officer of Citi will belong to us, unless that opportunity is expressly offered to that person solely in his or her capacity as a director of Citi, in which case that opportunity will belong to Citi;

•

a corporate opportunity offered to any of our directors who is not one of our officers and who is also a director or an officer of Citi will belong to us only if that opportunity is expressly offered to that person solely in his or her capacity as our director, and otherwise will belong to Citi; and

•

a corporate opportunity offered to any of our officers who is also an officer of Citi will belong to Citi, unless that opportunity is expressly offered to that person solely in his or her capacity as our officer, in which case that opportunity will belong to us.

For purposes of our certificate of incorporation, “corporate opportunities” include business opportunities that we are financially able to undertake, that are, from their nature, in our line of business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of Citi or its officers or directors will be brought into conflict with our self-interest. After such time that Citi ceases to own 20% of our common stock, the provisions of the certificate of incorporation related to corporate opportunities for Citi and us described above shall become inoperative. Thereafter, the approval or allocation of corporate opportunities would depend on the facts and circumstances of the particular situation analyzed under the corporate opportunity doctrine. The Delaware courts have found that a director or officer “may not take a business opportunity for his own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation’s line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his own, the [director or officer] will thereby be placed in a position inimicable to his duties to the corporation.” On the other hand, a director or officer “may take a corporate opportunity if: (1) the opportunity is presented to the director or officer in his individual and not his corporate capacity; (2) the opportunity is not essential to the corporation; (3) the corporation holds no interest or expectancy in the opportunity; and (4) the director or officer has not wrongfully employed the resources of the corporation in pursuing or exploiting the opportunity.” A director or officer may also “present” an opportunity to the board of directors of a corporation to determine whether such opportunity belongs to the corporation and thereby be protected from inference of usurpation of corporate opportunity.

Our certificate of incorporation also provides that no contract, agreement, arrangement or transaction between us and Citi will be void or voidable solely for the reason that Citi is a party to such agreement and Citi:

•	will have fully satisfied and fulfilled its fiduciary duties to us and our stockholders with respect to the contract, agreement, arrangement or transaction;

•	will not be liable to us or our stockholders for breach of fiduciary duty by reason of entering into, performance or consummation of any such contract, agreement, arrangements or transaction;

•	will be deemed to have acted in good faith and in a manner it reasonably believed to be in, and not opposed to, the best interests of us for purposes of the certificate of incorporation; and

•	will be deemed not to have breached its duty of loyalty to us and our stockholders and not to have derived an improper personal benefit therefrom for purposes of the certificate of incorporation, if:

–

the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to our board of directors or the committee of our board that authorizes the contract, agreement, arrangement or transaction and our board of directors or that committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors;

–

the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of our shares entitled to vote on such contract, agreement, arrangement or transaction and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the votes entitled to be cast by the holders of our common stock then outstanding not owned by Citi or a related entity; or

–	the contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to us.

Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have consented to these provisions of the certificate of incorporation.

Until the time that Citi ceases to own shares entitled to 20% or more of the votes entitled to be cast by our then outstanding common stock, the affirmative vote of the holders of at least 80% of the votes entitled to be cast will be required to alter, amend or repeal, or adopt any provision inconsistent with the corporate opportunity and interested director provisions described above; however, after Citi no longer owns shares for its own account entitling it to cast at least 20% of the votes entitled to be cast by our then outstanding common stock, any such alteration, adoption, amendment or repeal would be approved if a quorum is present and the votes favoring the action exceed the votes opposing it. Accordingly, until such time, so long as Citi owns shares entitled to 20% of the votes entitled to be cast, it can prevent any such alteration, adoption, amendment or repeal.

In addition to these provisions relating to corporate opportunities and interested directors contained in our certificate of incorporation, we entered into an intercompany agreement with Citi in connection with our initial public offering, which prohibited each party from soliciting or hiring the other party’s employees above certain compensation levels without the consent of such other party and prohibits Citi, subject to certain customary exceptions, from competing with us by engaging in certain competitive activities for a certain period of time and from intentionally engaging in a targeted solicitation of our sales representatives following the completion of our initial public offering. Citi also agreed that, following the completion of our initial public offering, it will not intentionally use any Prime Reinsurance Company, Inc. customer list or database for purposes of marketing products or services to those customers. See “Related Party Transactions — Transactions with Citi in Connection with Our Initial Public Offering — Intercompany Agreement,” included in the 2011 Proxy Statement, which is incorporated by reference into this prospectus.

Provisions Relating to Regulatory Status

Our certificate of incorporation also contains provisions regulating and defining the conduct of our affairs as they may affect Citi and its legal and regulatory status. In general, our certificate of incorporation provides that, without the written consent of Citi, which will not be unreasonably withheld, conditioned or delayed, we will not take any action that, to our knowledge, would result in:

•

Citi’s being required to obtain the authorization or approval of, or otherwise become subject to any rules, regulations or other legal restrictions of any governmental, administrative or regulatory authority; or

•

any of our directors who is also a director or officer of Citi being ineligible to serve or prohibited from serving as our director or, where such person is a director of Citi, as a director of Citi under applicable law.

Our certificate of incorporation further provides that Citi will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that Citi gives or withholds any such consent for any reason.

Any persons purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have consented to these provisions of our certificate of incorporation.

Until the time that Citi ceases to own shares entitled to 20% or more of the votes entitled to be cast by our then outstanding common stock, the affirmative vote of the holders of at least 80% of the votes entitled to be cast will be required to alter, amend or repeal, or adopt any provision inconsistent with, the provision of our certificate of incorporation described above; however, the provision relating to legal and regulatory status automatically becomes inoperative six months after Citi ceases to own shares entitled to at least 20% of the votes entitled to be cast by our then outstanding common stock relating to shares held for its own account. Accordingly, until such time, so long as Citi owns shares entitled to at least 20% of the votes entitled to be cast, it can prevent any alteration, adoption, amendment or repeal of that provision.

The Delaware courts have not conclusively determined the validity or enforceability of provisions similar to the corporate opportunity, interested director and legal and regulatory status provisions that are included in our certificate of incorporation and could rule that some liabilities which those provisions purport to eliminate remain in effect.

Limitation of Liability of Directors

Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws. Our certificate of incorporation also includes provisions for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL. Further, we have entered into indemnification agreements with our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer and to advance to them expenses, subject to reimbursement to us if it is determined that they are not entitled to indemnification. We also have obtained director and officer liability insurance.

Listing

Our common stock is listed on the NYSE under the trading symbol “PRI.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and non-voting common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wells Fargo Bank, National Association. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of US$2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled “Where You Can Find More Information” beginning on page 23 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the securityholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see the section entitled “Where You Can Find More Information” beginning on page 23 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”

The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see the section entitled “Where You Can Find More Information” beginning on page 23 of this prospectus. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to 49,517,698 shares of our common stock by Citigroup Insurance Holding Corporation (referred to herein as the “Citi Eligible Stockholder”), a wholly owned subsidiary of Citigroup, Inc., and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (referred to herein as the “Warburg Pincus Eligible Stockholder” and, together with the Citi Eligible Stockholder, the “Eligible Stockholders”). An Eligible Stockholder who resells any shares of our common stock pursuant hereto is referred to as a “selling stockholder” in this prospectus. Of the total number of shares of our common stock that may be resold pursuant to this prospectus: (i) 29,002,148 shares of common stock have been held by the Citi Eligible Stockholder since our initial public offering; (ii) 16,412,440 shares of common stock were acquired by the Warburg Pincus Eligible Stockholder from Citi in a private sale; and (iii) 4,103,110 shares of common stock are issuable upon the exercise of warrants to purchase such shares which warrants were acquired by the Warburg Pincus Eligible Stockholder from Citi in a private sale. Pursuant to the Securities Purchase Agreement, the Warburg Pincus Eligible Stockholder has agreed not to sell, without the prior consent of us and Citi, any securities, including pursuant to this prospectus, prior to the earlier of: (1) September 30, 2011 and (2) the date that Citi owns less than 10% of the outstanding shares of our common stock. We are registering the shares to satisfy registration rights that we have granted to the Eligible Stockholders, and in order to permit the Eligible Stockholders to offer the shares for resale from time to time. For information about the Eligible Stockholders, see “Related Party Transactions,” included in the 2011 Proxy Statement, which is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers, including affiliates;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders may sell the securities, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us or the selling stockholders, as applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out our or the selling stockholders’ short positions;

•

enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others (including the selling stockholders) to settle such sales and may use securities received from us (or the selling stockholders) to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. In compliance with the guidelines of FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholders, as applicable, approve(s). These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist is making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Indemnification; Other Relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the shares of our common stock which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Conflicts of Interest

We have numerous commercial and contractual arrangements with Citi, our former parent company. In addition, Citigroup Global Markets Inc., which may serve as an underwriter of one or more offerings of securities pursuant to this prospectus, is a wholly owned subsidiary of Citigroup Inc. Please see “Risk Factors — Risks Related to Our Relationships with Citi and Warburg Pincus,” included in the 2010 Annual Report, which is incorporated by reference into this prospectus, and additional information that may be set forth in the “Underwriting” section of any applicable prospectus supplement or pricing supplement. If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. Counsel to the underwriters will be named in the applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements and schedules of Primerica, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s reports with respect to the financial statements and all related financial statement schedules refer to the completion in April 2010 of Primerica’s initial public offering and a series of related transactions and to the adoption by Primerica of the provisions of FASB Staff Position Financial Accounting Standard No. 115-2 and Financial Accounting Standard No. 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (included in FASB ASC Topic 320, Investments — Debt and Equity Securities) as of January 1, 2009.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries are also forward-looking statements. These forward-looking statements contained in this prospectus are based upon information available to us on the date of this prospectus. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described under the section entitled “Risk Factors” beginning on page 2 of this prospectus and elsewhere in this prospectus, our reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, or any prospectus supplement.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus and documents incorporated by reference into this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these risks and uncertainties. Accordingly, you should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Primerica.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 17, 2011;

•	our Proxy Statement on Schedule 14A, filed on March 31, 2011; and

•	the description of our common stock contained in our Form 8-A filed on March 30, 2010, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (and exhibits filed under Item 9.01 of Form 8-K relating to such information), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

Attention: Investor Relations

(770) 381-1000

You may also access the documents incorporated by reference into this prospectus through our website at www.primerica.com. Except for these specific incorporated documents, the contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

8,081,542 Shares

Common Stock

PROSPECTUS SUPPLEMENT

December 13, 2011

Citigroup